Cover

Household International Inc.

Household's

2001

Financial

and

Statistical

Review

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(Inside page of Cover)

Household International, Inc. is a leading provider of consumer loans, credit cards, auto finance and credit insurance products in the United States, United Kingdom and Canada. Household has served the financial needs of middle-market consumers since 1878.

Today, Household is:

  The largest independent consumer finance company in the United States.
  The second largest third-party issuer of private label credit cards in the United States.
  The eighth largest issuer of MasterCard* and Visa* credit cards in the United States.
  One of the nation's largest independent providers of nonprime auto finance.
  The nation's fourth largest provider of credit insurance products.
  The largest provider of tax related financial services in the United States.
  A leading provider of consumer loans, retail finance and credit cards in the United Kingdom.

MasterCard is a registered trademark of MasterCard International, Incorporated and Visa is a registered trademark of Visa USA, Inc.

Introduction

Household International, Inc.'s ("Household" or "HI") 2001 Financial and Statistical Review is provided to assist investors, including financial analysts, portfolio managers and interested debt and equity holders, in better understanding Household's legal entities, capital structure and operations.

Household monitors its operations and evaluates trends on a managed basis which assumes that securitized receivables have not been sold and are still on its balance sheet. Household manages its operations on a managed basis because the receivables that are securitized are subjected to underwriting standards comparable to the owned portfolio, are serviced by operating personnel without regard to ownership and result in a similar credit loss exposure for the company. In addition, Household funds its operations, reviews its operating results and makes decisions about allocating resources such as employees and capital on a managed basis.

Unaudited financial statements and selected summary and statistical data are provided for Household and its primary legal entities. To assist investors in analyzing Household's operations, financial position and funding, certain information is also presented on a managed basis. Results on a managed basis, where presented, are intended to supplement, and should not be considered a substitute for, owned basis reporting. A thorough review of Household should also include a review of its annual report, as well as the Annual Reports to the Securities and Exchange Commission on Form 10-K of both Household International, Inc. and Household Finance Corporation.

This Financial and Statistical Review is not connected with any sale, solicitation or offer to sell or buy any security of Household or any of its affiliates. It is not a representation, prospectus or circular with respect to any stock or security of any corporation, and is not part of, or incorporated by reference in, any such document.

Investor Inquiries

Security analysts, investors and investment professionals should direct questions regarding Household and its subsidiaries to:

Craig A. Streem Vice President Corporate Relations and Communications 847.564.6053 mailto:castreem@household.comcastreem@household.com	Celeste M. Murphy Director - Investor Relations 847.564.7568 mailto:crmurphy@household.comcrmurphy@household.com

Inquiries regarding commercial paper, domestic and foreign medium-term notes, senior and senior subordinated debt, preferred securities and thrift notes of Household and certain of its subsidiaries, including Household Finance Corporation and Household Bank, f.s.b., should be directed to:

Bruce A. Foster
Vice President Money and Capital Markets
847.564.6278
mailto:bafoster@household.combafoster@household.com

Table of Contents

Financial Highlights	2	Consolidating Information	10
Business Product Lines	4	Quarterly Data	12
Products by Legal Entity	5	Parent Company Information	14
Financial Management	6	Household Finance Corporation	16
Capital Structure	7	Household Bank, f.s.b.	26
2001 - Key Financing Transactions	8	Household Global Funding, Inc.	32
Key Guarantees and Other Credit Support	8	Glossary of Terms	39
Debt Issuers	9	Corporate Information	40

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Charts
Household International
Charts/graph data points

Operating Net Income
(Dollars in millions)
1997	940
1998*	1,157
1999	1,486
2000	1,701
2001	1,924
* Excludes merger and integration related costs and the gain on sale of Beneficial Canada.

Return on Average Managed Assets (%)
1997	1.38
1998*	1.60
1999	1.99
2000	1.93
2001	1.89
* Excludes merger and integration related costs and the gain on sale of Beneficial Canada.

Managed Basis Efficiency Ratio (%)
1997	41.0
1998	37.6
1999	33.6
2000	34.2
2001	34.0

Managed Net Interest Margin (%)
1997	7.72
1998	7.86
1999	8.23
2000	8.10
2001	8.50

Managed Receivables
(Dollars in billions)
1997	63.2
1998	63.9
1999	71.7
2000	87.6
2001	100.8

Managed Funding Mix
Deposits	6%
Commercial Paper	8%
Bank & Other Borrowings	3%
Senior & Senior Subordinated Debt	54%
Total Shareholders' Equity	9%
Securitizations	20%

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FINANCIAL HIGHLIGHTS

Household International, Inc. and Subsidiaries
In millions, except per share data and ratios.

Statement of Income Data - Year Ended Decemb	2001	2000	1999	1998 (1)	1997
Net interest margin and other revenues	$ 9,741.9	$ 8,032.0	$ 6,722.5	$ 6,380.0	$ 6,036.2
Provision for credit losses on owned receivables	2,912.9	2,116.9	1,716.4	1,516.8	1,493.0
Operating expenses	3,587.9	3,042.9	2,527.3	2,672.3	2,884.8
Policyholders' benefits	302.6	261.7	258.1	238.2	255.9
Merger and integration related costs	-	-	-	1,000.0	-
Income taxes	1,015.0	909.8	734.3	428.6	462.2
Net income	$ 1,923.5	$ 1,700.7	$ 1,486.4	$ 524.1	$ 940.3
Operating net income	$ 1,923.5	$ 1,700.7	$ 1,486.4	$ 1,156.6	$ 940.3
Per Common Share Data					
Diluted earnings	$ 4.08	$ 3.55	$ 3.07	$ 2.30 (2)	$ 1.93
Dividends declared	.85	.74	.68	.60	.54
Book value	19.47	16.88	13.79	12.88	12.81
Average number of common and common equivalent shares outstanding (3)	468.1	476.2	481.8	496.4	479.1
Balance Sheet Data at December 31					
Total assets:					
Owned	$ 89,416.0	$ 76,706.3	$ 60,749.4	$ 52,892.7	$ 46,817.0
Managed	110,364.0	96,955.8	80,188.3	72,594.6	71,295.5
Managed receivables: (8)					
Real estate secured	$ 44,718.6	$ 36,637.5	$ 26,935.5	$ 22,330.1	$ 19,824.8
Auto finance	6,395.5	4,563.3	3,039.8	1,765.3	883.4
MasterCard/Visa	17,395.2	17,583.4	15,793.1	16,610.8	19,211.7
Private label	13,813.9	11,997.3	11,269.7	10,377.5	10,381.9
Personal non-credit card	17,992.6	16,227.3	13,881.9	11,970.6	11,505.1
Commercial and other	506.9	598.6	808.3	853.4	1,353.6
Total managed receivables	100,822.7	87,607.4	71,728.3	63,907.7	63,160.5
Receivables serviced with limited recourse	(20,948.0)	(20,249.5)	(19,438.9)	(19,701.9)	(24,478.5)
Owned receivables	$ 79,874.7	$ 67,357.9	$ 52,289.4	$ 44,205.8	$ 38,682.0
Deposits	$ 6,562.3	$ 8,676.9	$ 4,980.0	$ 2,105.0	$ 2,344.2
Commercial paper, bank and other borrowings	12,024.3	10,787.9	10,777.8	9,917.9	10,666.1
Senior and senior subordinated debt	56,823.6	45,053.0	34,887.3	30,438.6	23,736.2
Company obligated mandatorily redeemable preferred securities of subsidiary trusts	975.0	675.0	375.0	375.0	175.0
Preferred stock	455.8	164.4	164.4	164.4	264.5
Common shareholders' equity (3)	8,202.8	7,951.2	6,450.9	6,221.4	6,174.0
Selected Financial Ratios					
Owned Basis:					
Return on average owned assets	2.34 %	2.44 %	2.64 %	2.29 % (2)	2.03 %
Return on average common shareholders' equity	22.9 (4)	23.4	23.5	18.2 (2)	17.3
Total shareholders' equity as a percent of owned assets (5)	11.56 (4)	11.46	11.51	12.78	14.13
Net interest margin	7.93	7.75	7.80	7.34	7.16
Efficiency ratio	38.0	39.2	39.1	43.5 (2)	49.9
Consumer net charge-off ratio	3.32	3.18	3.67	3.76	3.39
Reserves as a percent of receivables	3.33	3.14	3.36	3.92	4.25
Reserves as a percent of net charge-offs	110.5	109.9	101.1	112.6	126.7
Reserves as a percent of nonperforming loans	91.0	90.2	87.5	100.3	113.2
Common dividend payout ratio	20.8	20.8	22.1	26.1 (2)	28.0
Managed Basis: (6)					
Return on average managed assets	1.89	1.93	1.99	1.60 (2)	1.38
Tangible shareholders' equity to tangible managed assets (7)	7.87	7.41	6.96	7.11	6.92
Total shareholders' equity as a percent of managed assets (5)	9.37 (4)	9.07	8.72	9.31	9.28
Net interest margin	8.50	8.10	8.23	7.86	7.72
Efficiency ratio	34.0	34.2	33.6	37.6 (2)	41.0
Consumer net charge-off ratio	3.73	3.64	4.13	4.29	3.84
Reserves as a percent of receivables	3.78	3.65	3.72	3.99	3.99
Reserves as a percent of net charge-offs	110.7	111.1	98.2	94.4	109.8
Reserves as a percent of nonperforming loans	105.0	107.0	100.1	109.5	115.5
Branches at December 31	1,714	1,693	1,639	1,631	1,880

 (1) On June 30, 1998, Household merged with Beneficial Corporation ("Beneficial"), a consumer finance holding company. In connection with the merger, Household issued approximately 168.4 million shares of its common stock and three series of preferred stock. The transaction was accounted for as a pooling of interests and, accordingly, the consolidated financial statements for all periods prior to the merger have been restated to include the financial results of Beneficial.

(2) 1998 excludes merger and integration related costs of $751.0 million after-tax and the $118.5 million after-tax gain on sale of Beneficial's Canadian operations. Including these items, diluted operating earnings per share was $1.03, the return on average owned assets was 1.04 percent, the return on average common shareholders' equity was 8.1 percent, the owned basis efficiency ratio was 59.8 percent, the dividend payout ratio was 58.3 percent, the return on average managed assets was .72 percent and the managed basis efficiency ratio was 50.2 percent.

(3) Share repurchases pursuant to Household's share repurchase program totaled 17.4 million shares ($916.3 million) in 2001, 5.4 million shares ($209.3 million) in 2000 and 16.8 million shares ($712.9 million ) in 1999. Shares repurchased to fund various employee benefit programs totaled 5.0 million shares ($203.0 million) in 1999 and 10.5 million shares ($412.0 million) in 1998.

(4) On January 1, 2001, Household adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Financial Instruments and Hedging Activities," which requires unrealized gains and losses on cash flow hedging instruments to be recorded in shareholders' equity, net of tax. These unrealized gains and losses represent timing differences and will result in no net economic impact to Household's earnings. Including unrealized gains and losses on cash flow hedging instruments in 2001, return on average common shareholders' equity was 24.1 percent, total shareholders' equity as a percentage of owned assets was 10.77 percent and total shareholders' equity as a percentage of managed assets was 8.73 percent.

(5) Total shareholders' equity includes common shareholders' equity, preferred stock and company obligated mandatorily redeemable preferred securities of subsidiary trusts.

(6) Household monitors its operations and evaluates trends on both an owned basis as shown in its historical financial statements and on a managed basis. Managed basis reporting adjustments assume that securitized receivables have not been sold and are still on Household's balance sheet.

(7) Tangible shareholders' equity consists of total shareholders' equity, excluding unrealized gains and losses on investments and cash flow hedging instruments, less acquired intangibles and goodwill. Tangible managed assets represents total managed assets less acquired intangibles and goodwill and derivative assets.

(8) In 2001, Household sold approximately $1 billion of credit card receivables as a result of discontinuing its participation in the Goldfish credit card program and purchased a $725 million private label portfolio. In 2000, Household acquired real estate secured portfolios totaling $3.7 billion. In 1998, Household sold $1.9 billion of non-core MasterCard and Visa receivables and also sold Beneficial's German and Canadian operations which had net receivables of $272 million and $775 million, respectively.

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A BROAD, CUSTOMER-RESPONSIVE PRODUCT LINE

Consumer Lending

Under HFC and Beneficial, the two oldest and most recognized names in consumer finance in the United States, Household provides a wide variety of real estate secured, personal unsecured and personal homeowner loans and lines of credit tailored to the borrowing needs and situations of average, working Americans. Beneficial also provides sales finance contracts to customers of independent merchants in its local markets.

Through correspondent relationships, Household purchases and services residential real estate secured loans that do not fit conforming guidelines. Through a separate unit, Household also originates real estate secured loans sourced by mortgage brokers which are sold to institutional investors.

In the United Kingdom, HFC Bank plc offers secured and unsecured consumer loans and credit lines under the HFC and Beneficial Finance brands. In Canada, Household offers secured and unsecured consumer loans and credit lines under the HFC brand.

Credit Card Services

Household issues MasterCard* and Visa* credit cards with value-added features and benefits to customers in the United States and United Kingdom. Household also offers specialized credit card products to consumers underserved by traditional providers in the United States. Household's principal programs in the United States are serviced by Household Credit Services and include the GM Card® , which enables customers to earn discounts on the purchase or lease of a new GM vehicle, and the AFL-CIO's Union Plus® affinity card program, which provides benefits and services to members of approximately 60 labor unions.

In the United Kingdom, Household's card programs are offered through HFC Bank plc and include the GM Card® from Vauxhall and the marbles™ card, one of Europe's first Internet-enabled credit cards, offering on-line approval and other customer services.

Retail Services

Household offers customized financing programs for national-scale merchants and manufacturers. Many of these merchants and manufacturers have widely recognized and respected brand names. Household's private label programs enable customers to finance purchases such as furniture, home and building products, consumer electronics, power sport vehicles and other goods. In the United States, private label programs are serviced by Household Retail Services USA. In the U.K. and Canada, retail services are offered through HFC Bank plc and HFC Retail Services, respectively.

Auto Finance

In the United States, Household Automotive Finance provides financing for the purchase of new and used vehicles for consumers who do not have access to traditional, prime-based lending sources.

Insurance Services

Household offers credit, specialty and other insurance products to its customers. Credit insurance products are offered in the United States and Canada through Household Insurance Group and in the United Kingdom through Hamilton Insurance and Hamilton Life Assurance.

Tax Services

Refund Lending offers tax refund anticipation loans to U.S. taxpayers based upon the amount of their Federal income tax refund. Tax refund loans can be made within 24 hours after Internal Revenue Service acceptance of a customer's electronically filed return.

*MasterCard is a registered trademark of MasterCard International, Incorporated and Visa is a registered trademark of Visa USA, Inc.

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PRODUCTS BY LEGAL ENTITY

HOUSEHOLD INTERNATIONAL INC ..
HOUSEHOLD FINANCE CORPORATION	HOUSEHOLD BANK, f.s.b.	HOUSEHOLD GLOBAL FUNDING, INC.
CONSUMER LENDING	CONSUMER LENDING	UNITED KINGDOM: CONSUMER LENDING CREDIT CARD SERVICES RETAIL SERVICES
CREDIT CARD SERVICES	CREDIT CARD SERVICES	CANADA: CONSUMER LENDING RETAIL SERVICES
RETAIL SERVICES	RETAIL SERVICES
AUTO FINANCE
INSURANCE SERVICES	TAX SERVICES
TAX SERVICES

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FINANCIAL MANAGEMENT

To effectively manage capital, Household develops targets for its tangible equity to tangible managed assets ratio based on discussions with rating agencies, reviews of regulatory requirements and competitor capital positions, credit loss reserve strength, risks inherent in the portfolio and projected operating environment, and acquisition objectives. It also specifically considers the level of intangibles arising from completed acquisitions. A primary objective of Household's capital management is to maintain investment grade ratings from rating agencies in order to have acceptable funding costs as well as greater access to a variety of funding sources. Targets include capital levels against both owned and managed assets. Targets may change from time to time to accommodate changes in the operating environment or any of the other considerations listed above. Household's principal legal entities are Household International, Inc., Household Finance Corporation ("HFC"), Household Bank, f.s.b. ("the Bank") and Household Global Funding, Inc. ("Global").

Household actively manages its liquidity and capital resources. The parent company's main source of funds is cash received from its subsidiaries in the form of dividends and intercompany borrowings. In addition, the parent receives cash from third parties by issuing debt, preferred stock and common stock. The parent company uses its available cash to service its debt, meet the capital needs of its subsidiaries, pay dividends on its preferred stock, and may pay dividends to its common stockholders.

Household allocates capital to its operating companies based on their earnings and capital needs. Household's subsidiaries fund their operations by collecting receivable balances; issuing deposits, commercial paper, medium-term debt and long-term debt; securitizing consumer receivables; and receiving capital contributions from the parent company. Subsidiaries use cash to originate loans, purchase loans or investment securities, pay dividends to the parent or acquire businesses.

Household obtains most of its funding through wholesale markets and has the capacity to raise capital from wholesale sources in order to refinance maturing obligations and fund business growth.

Securitizations of consumer receivables and secured financings have been, and will continue to be, a source of liquidity for Household. Household believes the market for securities issued by an investment grade issuer and backed by receivables is a reliable and cost-effective source of funds. During 2001 and 2000, excluding replenishments of prior securitizations, Household securitized approximately $5.5 billion and $7.0 billion, respectively, of receivables.

Household has a comprehensive program to address potential financial risks, including interest rate, counterparty and currency risk. The Finance Committee of Household's Board of Directors sets acceptable limits for each of these risks annually and reviews the limits semi-annually. Household generally funds its assets with liabilities that have similar interest rate features. Household maintains an overall risk management strategy that uses a variety of interest rate and currency derivative financial instruments to mitigate its exposure to fluctuations caused by changes in interest rates and currency exchange rates. Household manages its exposure to interest rate risk primarily through the use of interest rate swaps, but also uses forwards, futures, options, and other risk management instruments. Household manages its exposure to currency risk primarily through the use of currency swaps. Household does not use exotic or leveraged derivatives.

Debt Ratings
	Standard	Moody's
	& Poor's	Investors
	Corporation	Service	Fitch, Inc.
Household International, Inc.
Senior debt	A	A3	A
Commercial paper	A-1	P-2	F-1
Preferred stock	BBB+	Baa2	A-

Household Finance Corporation
Senior debt	A	A2	A
Senior subordinated debt	A-	A3	A-
Commercial paper	A-1	P-1	F-1

Household Bank, f.s.b.
Senior debt	A	A2	A
Subordinated debt	A-	A3	A-
Certificates of deposit (long/short-term)	A/A-1	A2/P-1	A+/F-1
Thrift notes	A-1	P-1	F-1

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CAPITAL STRUCTURE

Household International, Inc. and Subsidiaries
All dollar amounts are stated in millions.

At December 31, unless otherwise indicated.	**2001**	2000	1999	1998	1997
Consolidated Capital Structure					
Deposits	**$ 6,562.3**	$ 8,676.9	$ 4,980.0	$ 2,105.0	$ 2,344.2
Commercial paper	**9,141.2**	9,371.5	8,822.2	7,713.2	9,064.7
Bank and other borrowings	**2,883.1**	1,416.4	1,955.6	2,204.7	1,601.4
Senior and senior subordinated debt					
(with original maturities over one year)	**56,823.6**	45,053.0	34,887.3	30,438.6	23,736.2
Company obligated mandatorily redeemable					
preferred securities of subsidiary trusts	**975.0**	675.0	375.0	375.0	175.0
Preferred stock	**455.8**	164.4	164.4	164.4	264.5
Common shareholders' equity	**8,202.8**	7,951.2	6,450.9	6,221.4	6,174.0
Total	**$ 85,043.8**	$ 73,308.4	$ 57,635.4	$ 49,222.3	$ 43,360.0
Maturity Distribution of Senior and Senior Subordinated Debt					
(with original maturities over one year)					
Less than 1 year	**$ 10,492.5**	$ 8,278.2	$ 6,571.2	$ 6,808.6	$ 4,627.5
1-5 years	**28,402.9**	23,687.3	17,714.9	15,404.3	13,639.1
Over 5 years	**17,928.2**	13,087.5	10,601.2	8,225.7	5,469.6
Total	**$ 56,823.6**	$ 45,053.0	$ 34,887.3	$ 30,438.6	$ 23,736.2
Weighted-Average Interest Rates (1)					
Deposits	**6.3 %**	6.2 %	5.5 %	5.7 %	6.0 %
Commercial paper, bank and other borrowings	**4.0**	6.2	5.2	5.5	5.7
Senior and senior subordinated debt					
(with original maturities over one year)	**6.4**	6.9	6.3	6.4	6.8
Composite	**6.0**	6.7	6.0	6.1	6.4
Key Financial Ratios					
Debt to equity	**7.3:1 (2)**	7.3:1	7.2:1	6.3:1	5.6:1
Ratio of earnings to fixed charges	**1.69:1 (2)**	1.65:1	1.79:1	1.75:1 (3)	1.58:1
Equity to owned assets	**11.56 % (2)**	11.46 %	11.51 %	12.78 %	14.13 %
Equity to managed assets	**9.37**	9.07	8.72	9.31	9.28
Tangible equity to tangible managed assets (4)	**7.87**	7.41	6.96	7.11	6.92

All dollar amounts are stated in millions.

At December 31, 2001	Household	Other (5)	HFC	The Bank	Global
Consolidating Capital Structure					
Debt:					
Deposits	**$ 6,562.3**	$ (796.4)	-	$ 6,867.0	$ 491.7
Commercial paper, bank and other borrowings	**12,024.3**	(181.8)	$ 9,075.6	2,063.8	1,066.7
Senior and senior subordinated debt					
(with original maturities over one year)	**56,823.6**	1,179.3	51,174.8	730.6	3,738.9
Total debt	**75,410.2**	201.1	60,250.4	9,661.4	5,297.3
Company obligated mandatorily redeemable					
preferred securities of subsidiary trusts	**975.0**	975.0	-	-	-
Preferred stock	**455.8**	455.8	-	-	-
Common shareholders' equity:					
Common stock	**551.7**	513.7	-	1.4	36.6
Additional paid-in capital	**2,030.0**	(2,625.0)	3,553.3	529.7	572.0
Retained earnings	**9,197.4**	2,896.4	4,611.4	1,040.9	648.7
Accumulated other comprehensive income	**(732.4)**	(23.5)	(462.8)	(32.8)	(213.3)
Common stock in treasury	**(2,843.9)**	(2,843.9)	-	-	-
Total common shareholders' equity	**8,202.8**	(2,082.3)	7,701.9	1,539.2	1,044.0
Total debt and shareholders' equity	**$ 85,043.8**	$ (450.4)	$ 67,952.3	$ 11,200.6	$ 6,341.3

(1) For the year. Includes the impact of interest-rate swap agreements.

(2) Equity includes common shareholders' equity, preferred stock and company obligated mandatorily redeemable preferred securities of subsidiary trusts. Including unrealized gains and losses on cash flow hedging instruments in 2001, the debt to equity ratio was 7.8:1, total shareholders' equity as a percentage of owned assets was 10.77 and total shareholders' equity as a percentage of managed assets was 8.73

(3) 1998 excludes merger and integration related costs of $751.0 million after-tax related to the Beneficial merger. Including these items, the ratio of earnings to fixed charges was 1.37:1.
(4) Tangible equity consists of total shareholders' equity, excluding unrealized gains and losses on investments and cashflow hedges less acquired intangibles and goodwill. Tangible managed assets represent managed assets less acquired intangibles and goodwill and derivative assets.
(5) Includes corporate, other Household subsidiaries and eliminations.

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2001- KEY FINANCING TRANSACTIONS

Household International, Inc.

  Issued zero-coupon convertible debt with a principal amount at maturity of $1.2 billion. The securities are convertible into shares of HI common stock under certain specified conditions.

  Issued $291.4 million of 7.50% cumulative preferred stock, net of issuance costs.

  Wholly owned special purpose trust subsidiaries issued $400 million of company obligated mandatorily redeemable preferred securities (representing the minority interest in the trusts) ("preferred securities"). In December, $100 million of preferred securities were redeemed.
  Repurchased 17.4 million shares under Household's share repurchase program for a total of $916.3 million. Offsetting these repurchases were issuances totaling approximately $170 million for employee benefit plans. Since inception of the program, Household has repurchased a total of 39.6 million shares for $1.8 billion.

Household Finance Corporation

  Issued U.S. dollar, global long-term debt of $7.0 billion. The weighted-average maturity of the total debt issued was 8.14 years.
  Issued domestic medium-term notes of $8.0 billion, including $788 million of InterNotes(SM), a retail-oriented medium-term note program.
  Issued $2.0 billion of debt in foreign markets, including Euro, Japanese yen and Australian dollar denominated issuances.
  Is an active seller of commercial paper through an in-house sales force and two dealers. Commercial paper outstanding at year end was $8.8 billion.
  Securitized approximately $1.9 billion of other unsecured receivables, $2.6 billion of auto finance loans, $.3 billion of MasterCard and Visa receivables and $.5 billion of private label receivables.
  Issued securities backed by dedicated closed-end home equity loan receivables of $1.6 billion. Because the transactions were accounted for as financings, the receivables and the related debt remain on HFC's balance sheets.

Household Global Funding, Inc.

  Household Financial Corporation Limited, Household's Canadian subsidiary, had $374.7 million in commercial paper outstanding at year end.
  HFC Bank plc, Household's United Kingdom subsidiary, securitized about $150 million of other unsecured receivables.

KEY GUARANTEES AND OTHER CREDIT SUPPORT

Household International, Inc.

Guarantees payment of the debt obligations of:

  Household Financial Corporation Limited, Household's Canadian subsidiary, issued prior to March 1, 1999.
  Household International (U.K.) Limited, HFC Bank plc and Household International Netherlands, B.V., Household's United Kingdom subsidiaries, issued prior to March 1, 1999.
  Household Capital Trust III.

Guarantees payment of the trust preferred securities issued by Household Capital Trust I, IV, V, VI and VII.

Household Finance Corporation

Guarantees the payment of debt obligations of:

  Beneficial Corporation.
  Household Bank (Nevada), N.A.'s Euro-medium term note program.
  Household Financial Corporation Limited, Household's Canadian subsidiary, issued after March 1, 1999.
  Household International (U.K.) Limited, HFC Bank plc and Household International Netherlands, B.V, Household's United Kingdom subsidiaries, issued after March 1, 1999.

Household International, Inc. and Household Finance Corporation

  Have a Regulatory Capital Maintenance/Dividend Agreement with the Office of Thrift Supervision pertaining to Household Bank, f.s.b.

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DEBT ISSUERS

HOUSEHOLD INTERNATIONAL, INC
Ratings[1] A/A3/A
HOUSEHOLD FINANCE CORPORATION
Ratings[1] A/A2/A
RENAISSANCE CREDIT SERVICES, INC[3]
HOUSEHOLD GLOBAL FUNDING, INC.
Holding Company, no debt
Household Bank (Nevada), N.A.
Ratings[1] A/A2/A
Guaranteed by: HFC
Beneficial Corporation
Ratings[1] A/A2/A
Guaranteed by: HFC
Household Bank, f.s.b.
Ratings [1] A/A2/A
Supported by capital maintenance agreement from HI and HFC
Household Financial Corporation Limited (Canada)
Ratings [1] A/A2/A
Guaranteed by: HI or HFC[2]
Household International U.K.
Holding Company no debt
HFC Bank plc
Ratings [1] A/A2/A
Guaranteed by: HI or HFC[2]
Household International Netherlands, B.V.
Guaranteed by: HI or HFC [2]

1 Senior debt ratings by Standard & Poor's Corporation/Moody's Investor Service/Fitch, Inc. See page 6 for additional debt and preferred stock ratings.

2 Debt issued prior to March 1, 1999 is guaranteed by HI. Subsequent issuances are guaranteed by HFC, for a fee. HI also receives a fee for guaranteeing the debt of HFC Bank plc.

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CONSOLIDATING FINANCIAL STATEMENTS OF INCOME

In millions.

Year ended December 31, 2001	Household	Other (1)	HFC	The Bank	Global
Finance and other interest income	$ 10,020.6	$ (16.1)	$ 7,638.7	$ 1,554.9	$ 843.1
Interest expense	4,173.8	91.9	3,079.8	590.2	411.9
Net interest margin	5,846.8	(108.0)	4,558.9	964.7	431.2
Provision for credit losses on owned receivables	2,912.9	27.7	2,317.4	380.4	187.4
Net interest margin after provision for credit losses	2,933.9	(135.7)	2,241.5	584.3	243.8
Securitization revenue	1,775.6	295.8	1,378.4	-	101.4
Insurance revenue	662.4	-	489.2	-	173.2
Investment income	167.7	-	153.4	-	14.3
Fee income	966.9	13.6	459.3	433.5	60.5
Other income	322.5	(509.2)	208.8	564.0	58.9
Total other revenues	3,895.1	(199.8)	2,689.1	997.5	408.3
Salaries and fringe benefits	1,597.2	149.2	1,246.7	26.5	174.8
Sales incentives	273.2	-	262.9	-	10.3
Other operating expenses	1,717.5	(60.5)	927.4	673.9	176.7
Policyholders' benefits	302.6	-	268.1	-	34.5
Total costs and expenses	3,890.5	88.7	2,705.1	700.4	396.3
Income before income taxes	2,938.5	(424.2)	2,225.5	881.4	255.8
Income taxes	1,015.0	(152.8)	777.9	330.2	59.7
Net income	$ 1,923.5	$ (271.4)	$ 1,447.6	$ 551.2	$ 196.1

CONSOLIDATING BALANCE SHEET

In millions.

At December 31, 2001	Household	Other (1)	HFC	The Bank	Global
Assets					
Cash	$ 543.6	$ (679.4)	$ 565.6	$ 603.9	$ 53.5
Investment securities	3,580.5	(134.1)	2,877.1	70.4	767.1
Receivables, net	79,263.5	(196.6)	63,062.5	10,576.5	5,821.1
Acquired intangibles and goodwill, net	1,555.3	248.7	1,290.9	-	15.7
Properties and equipment, net	531.1	47.7	395.6	1.9	85.9
Real estate owned	398.9	-	392.6	2.1	4.2
Other assets	3,543.1	339.0	2,323.1	289.2	591.8
Total assets	$ 89,416.0	$ (374.7)	$ 70,907.4	$ 11,544.0	$ 7,339.3
Liabilities and Shareholders' Equity					
Debt	$ 75,410.2	$ 201.1	$ 60,250.4	$ 9,661.4	$ 5,297.3
Insurance policy and claim reserves	1,094.5	-	887.3	-	207.2
Other liabilities	3,277.7	75.7	2,067.8	343.4	790.8
Total liabilities	79,782.4	276.8	63,205.5	10,004.8	6,295.3
Company obligated mandatorily redeemable					
preferred securities of subsidiary trusts	975.0	975.0	-	-	-
Preferred stock	455.8	455.8	-	-	-
Common shareholders' equity	8,202.8	(2,082.3)	7,701.9	1,539.2	1,044.0
Total liabilities and shareholders' equity	$ 89,416.0	$ (374.7)	$ 70,907.4	$ 11,544.0	$ 7,339.3

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2001 QUARTERLY DATA

Securitizations of consumer receivables have been, and will continue to be, a source of liquidity. Household continues to service securitized receivables after they have been sold and retains a limited recourse liability for future credit losses. Revenues and credit-related expenses related to the off-balance sheet portfolio are included in one line item in the owned statements of income. Specifically, Household reports net interest margin, provision for credit losses and fee income as a net amount in securitization revenue.

Household monitors its operations and evaluates trends on both a managed basis as well as on the owned basis shown in its statements of income. The supplemental managed basis information assumes that the securitized receivables have not been sold and are still on the balance sheet. Consequently, the income and expense items discussed above are reclassified from securitization revenue into the appropriate caption in the supplemental managed basis information as if the receivables had not been securitized. Household's supplemental managed basis information is not intended to reflect the differences between accounting policies for owned receivables and the off-balance sheet portfolio, but merely to report net interest margin, fees and provision for losses as if the securitized loans were held in portfolio. Managed basis information should not be considered a substitute for owned basis reporting and should be read in conjunction with our reported owned basis results.

For additional information regarding Household's quarterly revenues and expenses on an owned basis, see "Selected Quarterly Financial Data (Unaudited)" in Household's annual report.

All dollar amounts except per share data are stated in millions.	Full Year	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Supplemental Managed Basis Information					
Finance and other interest income	$ 13,153.4	$ 3,385.0	$ 3,304.8	$ 3,216.8	$ 3,246.8
Interest expense	5,212.8	1,192.6	1,280.7	1,322.5	1,417.0
Net interest margin	7,940.6	2,192.4	2,024.1	1,894.3	1,829.8
Provision for credit losses	4,018.4	1,184.0	966.8	934.8	932.8
Net interest margin after provision for credit losses	$ 3,922.2	$ 1,008.4	$ 1,057.3	$ 959.5	$ 897.0
Insurance revenue	$ 662.4	$ 175.3	$ 169.2	$ 159.3	$ 158.6
Investment income	167.7	45.8	42.3	37.8	41.8
Fee income	1,618.5	421.1	407.9	396.3	393.2
Securitization revenue	135.7	120.4	18.2	23.2	(26.1)
Other income	322.5	59.9	51.5	49.4	161.7
Total other revenues	$ 2,906.8	$ 822.5	$ 689.1	$ 666.0	$ 729.2
Average Managed Receivables:					
Real estate secured	$ 40,049.6	$ 43,300.4	$ 40,779.9	$ 38,779.6	$ 37,338.5
Auto finance	5,323.5	6,155.5	5,507.6	4,947.9	4,682.9
MasterCard/Visa	17,282.8	17,680.3	17,361.4	16,969.9	17,119.7
Private label	12,260.6	12,880.0	12,178.2	11,971.1	12,013.2
Personal non-credit card	17,013.8	17,735.4	17,261.5	16,691.5	16,366.9
Commercial and other	554.9	525.7	545.4	566.9	581.5
Total	92,485.2	98,277.3	93,634.0	89,926.9	88,102.7
Average noninsurance investments	436.6	402.4	395.1	420.9	525.0
Other interest-earning assets	457.5	466.5	460.7	454.6	448.5
Average managed interest-earning assets	$ 93,379.3	$ 99,146.2	$ 94,489.8	$ 90,802.4	$ 89,076.2
Other Quarterly Data					
Diluted earnings per common share	$ 4.08	$ 1.17	$ 1.07	$ 0.93	$ 0.91
Dividends declared per common share	.85	.22	.22	.22	.19
Book value per common share	19.47	19.47	18.59	17.94	17.23
Return on average managed assets	1.89 %	2.04 %	1.96 %	1.78 %	1.77 %
Managed net interest margin	8.50	8.85	8.57	8.34	8.22
Managed basis efficiency ratio	34.0	31.2	34.3	35.5	35.6
Risk adjusted revenue	7.78	7.79	7.72	7.53	8.11

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 2000 QUARTERLY DATA

All dollar amounts except per share data are stated in millions.	Full Year	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
Supplemental Managed Basis Information					
Finance and other interest income	$ 11,702.7	$ 3,183.5	$ 3,033.9	$ 2,839.6	$ 2,645.7
Interest expense	5,212.7	1,457.1	1,390.6	1,244.8	1,120.2
Net interest margin	6,490.0	1,726.4	1,643.3	1,594.8	1,525.5
Provision for credit losses	3,252.4	917.0	774.9	744.3	816.2
Net interest margin after provision for credit losses	$ 3,237.6	$ 809.4	$ 868.4	$ 850.5	$ 709.3
Insurance revenue	$ 561.2	$ 147.7	$ 146.7	$ 131.8	$ 135.0
Investment income	174.2	47.0	43.9	42.5	40.8
Fee income	1,470.4	404.0	380.3	353.3	332.8
Securitization revenue	242.9	139.5	36.2	2.5	64.7
Other income	228.8	33.5	30.1	31.9	133.3
Total other revenues	$ 2,677.5	$ 771.7	$ 637.2	$ 562.0	$ 706.6
Average Managed Receivables:					
Real estate secured	$ 32,530.2	$ 35,934.4	$ 34,617.3	$ 31,912.0	$ 27,657.1
Auto finance	3,842.3	4,455.4	4,116.9	3,602.6	3,194.4
MasterCard/Visa	16,111.2	16,833.7	16,193.1	15,748.2	15,669.8
Private label	11,194.2	11,552.4	11,088.1	10,964.8	11,171.5
Personal non-credit card	14,760.8	15,880.1	15,123.7	14,154.5	13,885.0
Commercial and other	693.5	620.0	664.3	719.5	770.0
Total	79,132.2	85,276.0	81,803.4	77,101.6	72,347.8
Average noninsurance investments	539.3	464.9	471.4	563.0	657.9
Other interest-earning assets	434.1	442.5	436.7	431.2	426.0
Average managed interest-earning assets	$ 80,105.6	$ 86,183.4	$ 82,711.5	$ 78,095.8	$ 73,431.7
Other Quarterly Data					
Diluted earnings per common share	$ 3.55	$ 1.03	$ 0.94	$ 0.80	$ 0.78
Dividends declared per common share	.74	.19	.19	.19	.17
Book value per common share	16.88	16.88	16.00	15.28	14.78
Return on average managed assets	1.93 %	2.09 %	1.98 %	1.78 %	1.82 %
Managed net interest margin	8.10	8.01	7.95	8.17	8.31
Managed basis efficiency ratio	34.2	30.8	33.8	36.5	36.2
Risk adjusted revenue	7.55	7.60	7.45	7.37	7.82

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Household Finance Corporation

Household Finance Corporation ("HFC") is Household's oldest and largest legal entity. Its principal products include:

  Real estate secured, personal unsecured and personal homeowner loans through HFC and Beneficial branch offices.
  Real estate secured loans originated through correspondent relationships.
  MasterCard and Visa credit cards serviced by Household Credit Services.
  Private label credit cards serviced by Household Retail Services USA.
  Auto finance loans, primarily for used vehicles, through Household Automotive Finance.
  Credit life insurance products through Household Insurance Group.
  Refund anticipation loans, through Refund Lending, to customers entitled to Federal income tax refunds.

HFC obtains the majority of its funding through wholesale markets. With $8.8 billion outstanding in commercial paper and $51.5 billion outstanding in total other debt, HFC is a familiar and accepted name in commercial paper and debt markets worldwide.

HFC's commercial paper is sold directly to over 300 investors primarily through an in-house sales force. HFC also markets medium-term notes through investment banks and its in-house sales force. During 2001, HFC issued $8.0 billion of domestic medium-term notes, including $788 million of InterNotesSM, a retail-oriented medium-term note program. In addition, HFC issued $7.0 billion of U.S. dollar denominated, global long-term debt with a weighted-average maturity of 8.14 years and $2.0 billion of debt in foreign markets. In 2001, HFC also securitized consumer receivables totaling $5.3 billion.

HFC issued securities backed by dedicated closed-end home equity loans of $1.6 billion. Because the transactions were accounted for as secured financings, the receivables and the related debt remain on HFC's balance sheet.

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Household Finance Corporation

Bar and Pie Charts with the following data points
Operating Net Income
(Dollars in millions)
1997	767
1998*	937
1999	1,020
2000	1,186
2001	1,448
* Excludes merger and integration related costs and the gain on sale of Beneficial Canada.

Return on Average Managed Assets (%)
1997	1.42
1998*	1.64
1999	1.78
2000	1.77
2001	1.77
* Excludes merger and integration related costs and the gain on sale of Beneficial Canada.

Managed Net Interest Margin (%)
1997	8.03
1998	8.09
1999	8.42
2000	8.29
2001	8.56

Managed Receivables by Product
Real Estate Secured	45.8%
Auto Finance	7.6%
MasterCard/Visa	19.2%
Private Label	9.8%
Personal Non-Credit Card	17.1%
Commercial	.5%

Managed Funding Mix
Commercial Paper, Bank &
Other Borrowings	11%
Senior Debt	64%
Securitizations	25%

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(1) 1998 excludes merger and integration related costs of $751.0 million after-tax related to the Beneficial merger and the $118.5 million after-tax gain on the sale of Beneficial's Canadian operations. Including the merger and integration related costs and the gain on sale of Beneficial's Canadian operations, the return on average owned assets was .73 percent, the return on average common shareholder's equity was 5.1 percent, the owned basis efficiency ratio was 60.8 percent, return on average managed assets was .53 percent and the managed basis efficiency ratio was 52.2 percent.
(2) Excludes reserves, accrued finance charges, interest-only strip receivables and amounts due and deferred from receivable sales.
(3) Tangible equity consists of total shareholder's equity, excluding unrealized gains and losses on investments and cash flow hedges less acquired intangibles and goodwill. Tangible managed assets represent managed assets less acquired intangibles and goodwill and derivative assets.
(4) Including unrealized gains and losses on cash flow hedging instruments in 2001, the debt to equity ratio was 7.8:1 and return on average common shareholder's equity was 18.54 percent.
(5) HFC monitors its operations and evaluates trends on both an owned basis as shown in its financial statements and on a managed basis. Managed basis reporting adjustments assume that securitized receivables have not been sold and are still on HFC's balance sheet.

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HOUSEHOLD FINANCE CORPORATION

All dollar amounts are stated in millions.

At December 31	**2001**	2000	1999	1998	1997
RECEIVABLES ANALYSIS					
Owned receivables	$ **63,460.5**	$ 50,269.3	$ 38,250.1	$ 34,446.0	$ 32,383.3
Accrued finance charges	**1,376.9**	1,095.9	698.0	470.8	400.1
Credit loss reserve for owned receivables	**(2,389.5)**	(1,603.9)	(1,470.7)	(1,448.9)	(1,417.5)
Unearned credit insurance premiums and claims reserves	**(750.3)**	(622.3)	(479.4)	(410.6)	(344.2)
Interest-only strip receivables	**961.4**	658.7	383.7	374.1	438.2
Amounts due and deferred from receivables sales	**403.5**	700.8	805.9	851.8	692.6
Total owned receivables, net	**63,062.5**	50,498.5	38,187.6	34,283.2	32,152.5
Receivables serviced with limited recourse	**19,759.3**	18,923.3	12,711.8	12,699.2	18,043.0
Total managed receivables, net	$ **82,821.8**	$ 69,421.8	$ 50,899.4	$ 46,982.4	$ 50,195.5
Managed Portfolio					
Real estate secured	$ **38,060.2**	$ 31,605.7	$ 23,503.3	$ 20,796.1	$ 18,844.7
Auto finance	**6,358.8**	4,355.7	3,031.8	1,765.3	872.4
MasterCard/Visa	**15,989.9**	13,806.7	6,567.2	7,203.0	11,828.1
Private label	**8,136.4**	6,238.1	6,497.5	7,852.9	9,064.2
Personal non-credit card	**14,232.0**	12,678.3	10,686.8	8,845.8	8,879.1
Commercial	**442.5**	508.1	675.3	682.1	937.8
Total	$ **83,219.8**	$ 69,192.6	$ 50,961.9	$ 47,145.2	$ 50,426.3
RECEIVABLES BY PRODUCT - AS A PERCENT OF TOTAL MANAGED PORTFOLIO					
Real estate secured	**45.8** %	45.7 %	46.1 %	44.1 %	37.4 %
Auto finance	**7.6**	6.3	6.0	3.7	1.7
MasterCard/Visa	**19.2**	20.0	12.9	15.3	23.4
Private label	**9.8**	9.0	12.7	16.7	18.0
Personal non-credit card	**17.1**	18.3	21.0	18.8	17.6
Commercial	**.5**	.7	1.3	1.4	1.9
Total	**100.0** %	100.0 %	100.0 %	100.0 %	100.0 %

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HOUSEHOLD FINANCE CORPORATION

All dollar amounts are stated in millions.

At December 31	2001	2000	1999	1998	1997
MANAGED RECEIVABLES					
Owned Receivables					
Real estate secured	**$ 37,198.4**	$ 30,147.9	$ 21,229.7	$ 17,158.7	$ 12,806.1
Auto finance	**2,332.2**	1,643.0	1,225.5	805.0	476.5
MasterCard/Visa	**6,942.4**	4,495.0	2,956.8	3,805.5	5,052.4
Private label	**5,986.4**	4,588.1	5,347.5	7,041.4	8,039.2
Personal non-credit card	**10,558.6**	8,887.2	6,815.3	4,953.3	5,071.3
Commercial	**442.5**	508.1	675.3	682.1	937.8
Total	**63,460.5**	50,269.3	38,250.1	34,446.0	32,383.3
Receivables Serviced With Limited Recourse					
Real estate secured	**861.8**	1,457.8	2,273.6	3,637.4	6,038.6
Auto finance	**4,026.6**	2,712.7	1,806.3	960.3	395.9
MasterCard/Visa	**9,047.5**	9,311.7	3,610.4	3,397.5	6,775.7
Private label	**2,150.0**	1,650.0	1,150.0	811.5	1,025.0
Personal non-credit card	**3,673.4**	3,791.1	3,871.5	3,892.5	3,807.8
Total	**19,759.3**	18,923.3	12,711.8	12,699.2	18,043.0
Total managed receivables	**$ 83,219.8**	$ 69,192.6	$ 50,961.9	$ 47,145.2	$ 50,426.3
RECEIVABLES BY PRODUCT - AS A PERCENT OF TOTAL MANAGED PORTFOLIO					
Owned Receivables					
Real estate secured	**44.7 %**	43.7 %	41.6 %	36.5 %	25.4 %
Auto finance	**2.8**	2.4	2.4	1.7	.9
MasterCard/Visa	**8.3**	6.5	5.8	8.1	10.0
Private label	**7.2**	6.6	10.5	14.9	15.9
Personal non-credit card	**12.7**	12.8	13.4	10.5	10.1
Commercial	**.5**	.7	1.3	1.4	1.9
Total	**76.2**	72.7	75.0	73.1	64.2
Receivables Serviced With Limited Recourse					
Real estate secured	**1.0**	2.1	4.5	7.7	12.0
Auto finance	**4.8**	3.8	3.5	2.0	.8
MasterCard/Visa	**11.0**	13.5	7.1	7.2	13.4
Private label	**2.6**	2.4	2.3	1.7	2.0
Personal non-credit card	**4.4**	5.5	7.6	8.3	7.6
Total	**23.8**	27.3	25.0	26.9	35.8
Total	**100.0 %**	100.0 %	100.0 %	100.0 %	100.0 %

At December 31, 2001	Total	Consumer Lending	Mortgage Services	Auto Finance	Retail Services	Credit Card Services
MANAGED RECEIVABLES BY GEOGRAPHIC AREA						
California	**16 %**	16 %	16 %	14 %	15 %	14 %
Midwest	**22**	22	22	17	21	26
Mid Atlantic	**15**	17	11	15	12	14
Northeast	**11**	12	8	3	10	16
Southeast	**17**	15	24	29	21	12
West, excluding California	**9**	10	10	4	6	7
Southwest	**10**	8	9	18	15	11
Total	**100 %**	100 %	100 %	100 %	100 %	100 %

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HOUSEHOLD FINANCE CORPORATION

All dollar amounts are stated in millions.

At December 31, unless otherwise indicated	2001	2000	1999	1998	1997
CONSUMER CREDIT QUALITY DATA					
Managed Consumer Two-Month-and-Over Contractual Delinquency					
Real estate secured	$ **1,118.2**	$ 889.1	$ 783.3	$ 738.6	$ 676.2
Auto finance	**200.2**	114.3	73.9	40.3	17.2
MasterCard/Visa	**678.7**	375.1	227.0	374.0	387.8
Private label	**678.0**	593.4	604.5	579.2	544.8
Personal non-credit card	**1,432.7**	1,126.7	1,050.5	783.6	733.2
Total	$ **4,107.8**	$ 3,098.6	$ 2,739.2	$ 2,515.7	$ 2,359.2
Managed Consumer Two-Month-and-Over Contractual Delinquency Ratios					
Real estate secured	**2.94** %	2.82 %	3.34 %	3.55 %	3.59 %
Auto finance	**3.15**	2.63	2.44	2.29	1.97
MasterCard/Visa	**4.24**	2.72	3.46	5.19	3.28
Private label	**8.33**	9.51	9.30	7.38	6.01
Personal non-credit card	**10.07**	8.89	9.83	8.86	8.25
Total	**4.96** %	4.51 %	5.45 %	5.41 %	4.77 %
Managed Net Charge-offs for the Year					
Real estate secured	$ **197.0**	$ 134.5	$ 126.5	$ 112.9	$ 98.5
Auto finance	**278.3**	183.6	117.6	67.9	12.8
MasterCard/Visa	**805.9**	456.1	522.4	656.2	620.0
Private label	**577.8**	548.2	521.0	496.3	431.1
Personal non-credit card	**1,094.2**	947.4	741.5	712.3	540.2
Total	$ **2,953.2**	$ 2,269.8	$ 2,029.0	$ 2,045.6	$ 1,702.6
Ratio of Managed Net Charge-offs to Average Managed Receivables for the Year					
Real estate secured	**.58** %	.48 %	.56 %	.58 %	.58 %
Auto finance	**5.36**	4.90	4.96	5.39	4.68
MasterCard/Visa	**5.92**	5.52	8.04	6.29	5.35
Private label	**8.43**	8.92	7.50	6.05	4.84
Personal non-credit card	**8.25**	8.21	7.51	7.90	6.37
Total	**4.04** %	3.93 %	4.20 %	4.21 %	3.69 %

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Household Bank, f.s.b.

Household Bank, f.s.b. ("the Bank") is a federally chartered savings bank. The Bank's principal products include real estate secured loans, personal unsecured consumer loans, and credit cards. Credit cards are offered through the Bank's subsidiary, Household Bank (SB), N.A., ("SB"), and include MasterCard, Visa and private label credit cards. Under an agreement with HFC, the Bank also temporarily funds tax refund anticipation loans ("RAL"). RAL loans are sold to HFC within two days of origination with no recourse to the Bank. The Bank earns a fee on each loan sold to HFC.

The Bank is subject to the capital adequacy guidelines adopted by the Office of Thrift Supervision ("OTS") and is well capitalized. Although the Bank has been utilized in the past as a means of providing deposit funding to support operations, due to recent regulatory requirements for additional capital to support nonprime and subprime lending activities, it is doubtful that such sources will be actively utilized in the near term. Household has been advised by the OTS, the Office of the Comptroller of the Currency ("OCC") and the Federal Deposit Insurance Corporation ("FDIC") that in accordance with their 2001 Guidance for Subprime Lending Programs, they will impose additional capital requirements on institutions which hold nonprime or subprime assets which Household expects will be greater than the historical levels which Household has maintained at these subsidiary institutions. As such, Household has agreed with the OTS to maintain the regulatory capital of the Bank at these levels. To better manage the capital requirements of the Bank, Household expects to reduce the size of the Bank. These actions are not expected to have a material adverse effect on Household's operations, the ability to fund operations, or funding costs.

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Household Bank, f.s.b.
Charts/graph data points

Net Income
(Dollars in millions)
1997	93
1998	85
1999	278
2000	352
2001	551

Return on Average Owned Assets (%)
1997	2.15
1998	2.43
1999	5.15
2000	3.37
2001	4.75

Receivables by Product
First Mortgage	.6%
Real Estate Secured	49.5%
Auto Finance	.4%
MasterCard/Visa	1.9%
Private Label	36.2%
Personal non-credit card	11.4%

Funding Mix
Deposits	71%
Federal Funds	11%
Subordinated Debt and Other Long-Term Borrowings	8%
Other Short-Term Borrowings	10%

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HOUSEHOLD BANK, f.s.b

All dollar amounts are stated in millions.

At December 31	**2001**	2000	1999	1998	1997
RECEIVABLES ANALYSIS					
Owned Receivables					
First mortgage	$ **62.3**	$ 87.9	$ 129.1	$ 153.2	$ 385.7
Real estate secured	**5,262.2**	3,782.6	2,342.0	315.4	496.9
Auto finance	**41.9**	207.6	8.0	-	-
MasterCard/Visa	**204.8** (1)	1,383.6	1,187.0	1,515.9	1,163.4
Private label	**3,846.4**	4,044.5	3,199.2	1,009.7	-
Personal non-credit card	**1,209.5**	1,054.8	645.9	609.0	873.9
Commercial	**.4**	.2	.1	8.8	.5
Total owned receivables	**10,627.5**	10,561.2	7,511.3	3,612.0	2,920.4
Accrued finance charges	**102.6**	94.6	71.9	43.5	42.9
Credit loss reserve for owned receivables	**(153.6)** (1)	(400.3)	(137.9)	(135.1)	(118.5)
Interest-only strip receivables	-	-	56.0	34.5	4.2
Amounts due and deferred from receivables sales	-	-	15.9	36.8	58.7
Total owned receivables, net	**10,576.5**	10,255.5	7,517.2	3,591.7	2,907.7
Receivables serviced with limited recourse	-	-	6,046.4	6,066.8	5,299.9
Total managed receivables, net	$ **10,576.5**	$ 10,255.5	$ 13,563.6	$ 9,658.5	$ 8,207.6
Managed Portfolio					
First mortgage	$ **62.3**	$ 87.9	$ 129.1	$ 153.2	$ 385.7
Real estate secured	**5,262.2**	3,782.6	2,342.0	315.4	496.9
Auto finance	**41.9**	207.6	8.0	-	-
MasterCard/Visa	**204.8** (1)	1,383.6	7,233.4	7,582.7	6,463.3
Private label	**3,846.4**	4,044.5	3,199.2	1,009.7	-
Personal non-credit card	**1,209.5**	1,054.8	645.9	609.0	873.9
Commercial	**.4**	.2	.1	8.8	.5
Total	$ **10,627.5**	$ 10,561.2	$ 13,557.7	$ 9,678.8	$ 8,220.3
RECEIVABLES BY PRODUCT - AS A PERCENT OF TOTAL MANAGED PORTFOLIO					
First mortgage	**.6** %	.8 %	.9 %	1.6 %	4.7 %
Real estate secured	**49.5**	35.8	17.3	3.3	6.0
Auto finance	**.4**	2.0	.1	-	-
MasterCard/Visa	**1.9** (1)	13.1	53.3	78.4	78.7
Private label	**36.2**	38.3	23.6	10.4	-
Personal non-credit card	**11.4**	10.0	4.8	6.3	10.6
Total	**100.0** %	100.0 %	100.0 %	100.0 %	100.0 %

At December 31, 2001		Consumer Lending	Mortgage Services	Auto Finance	Retail Services	Credit Card Services
MANAGED CONSUMER RECEIVABLES BY GEOGRAPHIC AREA						
California	%	16 %	20 %	20 %	10 %	13 %
Midwest		18	20	17	17	25
Mid Atlantic		15	7	14	10	13
Northeast		7	4	6	7	15
Southeast		9	25	13	34	12
West, excluding California		30	9	7	5	10
Southwest		5	15	23	17	12
Total	%	100 %	100 %	100 %	100 %	100 %

(1) Reflects sale of $1.6 billion of Renaissance credit card receivables, at fair market value, to an affiliate.

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Household Global Funding, Inc.

Household's United Kingdom and Canadian operations are consolidated in Household Global Funding, Inc. ("Global"). In the United Kingdom, principal products are secured and unsecured consumer loans, MasterCard and Visa credit cards and retail finance. In Canada, principal products are consumer loans and private label credit cards.

Global's operating subsidiaries are independently funded with their borrowings supported by a Household or an HFC guarantee. Household's Canadian operation is principally funded with commercial paper and intermediate and long-term debt.

United Kingdom operations are funded through wholesale deposits, short and intermediate-term bank lines of credit, long-term debt and securitizations of receivables. Household International Netherlands, B.V., a subsidiary of Global, has the ability to issue long-term debt in the United States and lends funds to its United Kingdom operating subsidiary, HFC Bank plc. HFC Bank plc, a fully licensed United Kingdom bank, is regulated by the Financial Services Authority. In Canada, Household Trust Company, an operating company, is regulated by the Office of the Superintendent of Financial Institutions.

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Household Global Funding, Inc.
Charts/graph data points

Net Income
(U.S. Dollars in millions)
1997	118
1998	156
1999	224
2000	233
2001	196

U.K. Managed Receivables by Product
Real Estate Secured	16.0%
MasterCard/Visa	23.8%
Private Label	22.2%
Other Unsecured	38.0%

Canadian Managed Receivables by Product
Real Estate Secured	33.5%
Private label	38.5%
Personal non-credit card	28.0%

U.K. Managed Funding Mix
Deposits	8.6%
Commercial Paper, Bank and Other Borrowings	20.8%
Senior Debt (with Original Maturities Over One Year)	49.7%
Securitizations	20.9%

Canadian Funding Mix
Commercial Paper, Bank and Other Borrowings	31%
Senior Debt (with Original Maturities Over One Year)	69%

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HOUSEHOLD GLOBAL FUNDING, INC.

In millions. Year ended December 31		2001		2000		1999		1998		1997
STATEMENTS OF INCOME										
Finance and other interest income	$	**843.1**	$	871.8	$	873.3	$	700.6	$	507.0
Interest expense		**411.9**		404.1		378.3		315.2		210.9
Net interest margin		**431.2**		467.7		495.0		385.4		296.1
Provision for credit losses on owned receivables		**187.4**		180.6		189.5		132.0		104.6
Net interest margin after provision for credit losses		**243.8**		287.1		305.5		253.4		191.5
Securitization revenue		**101.4**		126.4		83.4		64.0		68.7
Insurance revenue		**173.2**		166.4		176.9		139.9		101.3
Investment income		**14.3**		15.1		14.4		14.2		14.9
Fee income		**60.5**		61.0		54.1		44.6		33.4
Other income		**58.9**		39.8		7.2		(4.3)		2.5
Total other revenues		**408.3**		408.7		336.0		258.4		220.8
Salaries, sales incentives, and fringe benefits		**185.1**		160.3		144.6		127.3		99.7
Other operating expenses		**176.7**		172.9		176.1		136.6		121.0
Policyholders' benefits		**34.5**		29.9		33.4		30.7		19.4
Total costs and expenses		**396.3**		363.1		354.1		294.6		240.1
Income before income tax expense		**255.8**		332.7		287.4		217.2		172.2
Income tax expense		**59.7**		99.4		63.7		61.4		54.5
Net income	$	**196.1**	$	233.3	$	223.7	$	155.8	$	117.7

In millions. Year ended December 31, 2001		Global		Other (1)		United Kingdom		Canada
CONSOLIDATING STATEMENT OF INCOME								
Finance and other interest income	$	843.1	$	(3.8)	$	636.4	$	210.5
Interest expense		411.9		9.0		332.4		70.5
Net interest margin		431.2		(12.8)		304.0		140.0
Provision for credit losses on owned receivables		187.4		-		134.8		52.6
Net interest margin after provision for credit losses		243.8		(12.8)		169.2		87.4
Securitization revenue		101.4		(3.8)		105.2		-
Insurance revenue		173.2		-		173.2		-
Investment income		14.3		-		14.3		-
Fee income		60.5		-		51.9		8.6
Other income		58.9		6.4		51.4		1.1
Total other revenues		408.3		2.6		396.0		9.7
Salaries, sales incentives, and fringe benefits		185.1		-		152.7		32.4
Other operating expenses		176.7		9.6		142.9		24.2
Policyholders' benefits		34.5		-		34.5		-
Total costs and expenses		396.3		9.6		330.1		56.6
Income before income tax expense		255.8		(19.8)		235.1		40.5
Income tax expense		59.7		(6.7)		48.8		17.6
Net income	$	196.1	$	(13.1)	$	186.3	$	22.9

(1) Includes Household Global Funding parent and eliminations.

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HOUSEHOLD GLOBAL FUNDING, INC.

In millions. At December 31	**2001**	2000	1999	1998	1997
BALANCE SHEETS					
Assets					
Cash	$ **53.5**	$ 73.5	$ 102.0	$ 27.9	$ 23.0
Investment securities	**767.1**	760.6	833.2	919.1	515.7
Receivables, net	**5,821.1**	6,403.1	6,454.6	6,050.5	3,493.6
Other assets	**697.6**	588.8	492.1	529.8	247.5
Total assets	$ **7,339.3**	$ 7,826.0	$ 7,881.9	$ 7,527.3	$ 4,279.8
Liabilities and Shareholder's Equity					
Debt:					
Deposits	$ **491.7**	$ 1,712.0	$ 1,235.7	$ 1,169.9	$ 792.3
Commercial paper, bank and other borrowings	**1,066.7**	1,085.2	1,577.4	2,307.9	1,142.7
Senior debt (with original maturities over one year)	**3,738.9**	3,171.7	3,154.0	2,344.3	1,341.8
Total debt	**5,297.3**	5,968.9	5,967.1	5,822.1	3,276.8
Insurance policy and claim reserves	**207.2**	214.8	231.7	295.5	200.1
Other liabilities	**790.8**	774.0	754.2	622.9	221.7
Total liabilities	**6,295.3**	6,957.7	6,953.0	6,740.5	3,698.6
Common shareholder's equity	**1,044.0**	868.3	928.9	786.8	581.2
Total liabilities and shareholder's equity	$ **7,339.3**	$ 7,826.0	$ 7,881.9	$ 7,527.3	$ 4,279.8

In millions. At December 31, 2001	Global	Other (1)	United Kingdom	Canada
CONSOLIDATING BALANCE SHEET				
Assets				
Cash	$ 53.5	$ 4.1	$ 42.4	$ 7.0
Investment securities	767.1	-	763.2	3.9
Receivables, net	5,821.1	(6.6)	4,479.5	1,348.2
Other assets	697.6	194.3	483.0	20.3
Total assets	$ 7,339.3	$ 191.8	$ 5,768.1	$ 1,379.4
Liabilities and Shareholder's Equity				
Debt:				
Deposits	$ 491.7	-	$ 490.7	$ 1.0
Commercial paper, bank and other borrowings	1,066.7	$ (491.4)	1,182.9	375.2
Senior debt (with original maturities over one year)	3,738.9	68.0	2,820.0	850.9
Total debt	5,297.3	(423.4)	4,493.6	1,227.1
Insurance policy and claim reserves	207.2	(12.4)	219.6	-
Other liabilities	790.8	569.8	182.8	38.2
Total liabilities	6,295.3	134.0	4,896.0	1,265.3
Common shareholder's equity	1,044.0	57.8	872.1	114.1
Total liabilities and shareholder's equity	$ 7,339.3	$ 191.8	$ 5,768.1	$ 1,379.4

(1) Includes Household Global Funding parent and eliminations.

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HOUSEHOLD GLOBAL FUNDING, INC.

All dollar amounts are stated in millions.

At December 31, unless otherwise indicated.	**2001**		2000		1999		1998		1997	
CONSUMER CREDIT QUALITY DATA										
Managed Consumer Two-Month-and-Over Contractual Delinquency										
United Kingdom:										
Real estate secured	**$ 71.3**	**7.71 %**	$ 67.1	7.83 %	$ 84.7	11.28 %	$ 58.0	6.32 %	$ 13.4	8.12 %
MasterCard/Visa	**45.3**	**3.28**	64.8	2.67	53.2	2.20	35.7	1.68	11.0	1.21
Private label	**43.0**	**3.35**	36.6	2.97	39.8	3.47	36.9	3.16	20.2	2.60
Personal non-credit card	**133.3**	**6.06**	134.5	6.38	131.7	6.07	103.5	4.79	68.2	4.25
Total	**292.9**	**5.06**	303.0	4.58	309.4	4.78	234.1	3.68	112.8	3.27
Canada:										
Real estate secured	**5.3**	**1.15**	6.0	1.50	6.3	1.87	6.7	2.20	14.7	4.56
Private label	**36.0**	**6.84**	27.7	6.29	28.8	6.73	26.9	7.70	38.2	7.09
Personal non-credit card	**25.9**	**6.78**	25.7	6.80	27.4	7.40	31.6	9.20	44.9	11.58
Commercial and other	-	-	-	-	-	-	-	-	2.1	27.35
Total	**67.2**	**4.92**	59.4	4.87	62.5	5.50	65.2	6.54	99.9	7.95
Global Funding Parent	-	-	-	-	-	-	-	-	1.3	11.43
Total Global	**$ 360.1**	**5.03 %**	$ 362.4	4.62 %	$ 371.9	4.89 %	$ 299.3	4.06 %	$ 214.0	4.53 %
Managed Net Charge-offs for the Year										
United Kingdom:										
Real estate secured	**$ 7.6**	**.85 %**	$ 5.7	.73 %	$ 8.6	1.05 %	$ 3.3	.56 %	$ 1.1	.64 %
MasterCard/Visa	**79.8**	**3.54**	68.4	2.99	66.9	3.12	39.3	2.65	15.0	2.15
Private label	**36.2**	**2.69**	29.0	2.51	34.4	3.05	13.5	1.48	13.3	1.79
Personal non-credit card	**43.5**	**2.07**	60.6	2.90	67.1	3.10	55.2	2.91	36.1	2.31
Total	**167.1**	**2.53**	163.7	2.59	177.0	2.83	111.3	2.28	65.5	2.07
Canada:										
Real estate secured	**5.0**	**1.15**	4.6	1.25	6.3	1.96	11.5	3.58	9.7	2.72
Private label	**21.1**	**4.45**	21.5	5.12	23.6	6.67	30.4	7.38	25.9	4.92
Personal non-credit card	**17.2**	**4.45**	17.0	4.60	20.5	5.72	23.0	6.32	20.5	5.41
Total	**43.3**	**3.35**	43.1	3.72	50.4	4.88	64.9	5.92	56.1	4.45
Global Funding Parent	-	-	-	-	-	-	-	-	.1	1.96
Total Global	**$ 210.4**	**2.67 %**	$ 206.8	2.77 %	$ 227.4	3.12 %	$ 176.2	2.95 %	$ 121.7	2.74 %

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Glossary of Terms

Acquired Intangibles and Goodwill – Intangible assets represent the market value premium attributable to Household's credit card accounts in excess of the aggregate outstanding managed credit card loans acquired. Goodwill represents the purchase price over the fair value of identifiable assets acquired less liabilities assumed from business combinations.

Affinity Credit Card - A MasterCard or Visa account jointly sponsored by the issuer of the card and an organization whose members share a common interest (e.g., the AFL-CIO Union Plus® (UP) Credit Card Program).

Auto Finance Loans – Closed-end loans secured by a first lien on a vehicle.

Co-Branded Credit Card - A MasterCard or Visa account that is jointly sponsored by the issuer of the card and another corporation (e.g., the GM Card®). The account holder typically receives some form of added benefit for using the card.

Common Dividend Payout Ratio – Dividends declared per common share divided by net income per share.

Consumer Net Charge-off Ratio - Net charge-offs of consumer receivables divided by average consumer receivables outstanding.

Efficiency Ratio – Ratio of operating expenses to net interest margin and other revenues less policyholders' benefits.

Fee Income - Income associated with interchange on credit cards and late and other fees from the origination or acquisition of loans.

Interest-only Strip Receivables – Represent Household's contractual right to receive interest and other cash flows from securitization trusts after the investors receive their contractual return.

Liquidity – A measure of how quickly a company can convert assets to cash or raise additional cash by issuing debt.

Managed Basis - Method of reporting whereby net interest margin, other revenues and credit losses on securitized receivables are reported as if those receivables were still held on the balance sheet.

Managed Receivables - The sum of receivables on the balance sheet and those that are serviced for investors as part of Household's asset securitization program.

MasterCard and Visa Receivables – Receivables generated through customer usage of MasterCard and Visa credit cards.

Net Interest Margin – Interest income from receivables and noninsurance investment securities reduced by interest expense.

Nonprime Accounts - Accounts held by individuals who have limited credit histories, modest income, high debt-to-income ratios or have experienced credit problems caused by occasional delinquencies, prior charge-offs, or other credit related actions. These customers generally have higher delinquency and credit loss probabilities and are charged a higher interest rate to compensate Household for the additional risk.

Owned Receivables - Receivables held on the balance sheet.

Personal Homeowner Loan – A real estate loan that has been underwritten and priced as an unsecured loan. These loans are reported as personal non-credit card receivables.

Personal Non-Credit Card Receivables - Unsecured lines of credit or closed-end loans made to individuals.

Private Label Credit Card - A line of credit made available to customers of retail merchants evidenced by a credit card bearing the merchant's name.

Real Estate Secured Loan - Closed-end loans and revolving lines of credit secured by first or second liens on residential real estate.

Receivables Serviced with Limited Recourse - Receivables that have been securitized and for which the company has some level of potential loss if defaults occur.

Refund Anticipation Loan ("RAL") Program - A cooperative program with H&R Block Tax Services, Inc. and certain of its franchises, along with other independent tax preparers, to provide loans to customers entitled to tax refunds and who electronically file their returns with the Internal Revenue Service.

Return on Average Common Shareholders' Equity - Net income less dividends on preferred stock divided by average common shareholders' equity.

Return on Average Managed Assets – Net income divided by average managed assets.

Return on Average Owned Assets - Net income divided by average owned assets.

Secured Financing- The process where interests in a pool of financial assets, such as real estate secured receivables, are sold to investors. Typically, the receivables are sold to a trust that issues interests that are sold to investors. The receivables and related debt remain on Household's balance sheet.

Securitization - The process where interests in a pool of financial assets, such as credit card, auto or personal non-credit card receivables, are sold to investors. Typically, the receivables are sold to a trust that issues interests that are sold to investors. The receivables are then removed from the owned basis balance sheet.

Securitization Revenue – Includes income associated with the current and prior period securitizations and sales of receivables with limited recourse. Such income includes gains on sales, net of estimated probable credit losses under the recourse provisions, servicing income and excess spread relating to those receivables.

Total Shareholders' Equity - Includes company obligated mandatorily redeemable preferred securities of subsidiary trusts, preferred stock and common shareholders' equity.

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CORPORATE INFORMATION

Annual Meeting Our annual shareholders' meeting will be held on Tuesday, May 14, 2002 at 9:00 a.m. (EDT) at Household's facility in London, Kentucky.

Shareholder Services Shareholder address changes and inquiries regarding shareholder accounts, dividend payments and stock transfers should be directed to our stock transfer and dividend disbursing agent as follows:
By Hand:	By Mail:	In New York, deliver stock certificates for transfer to:
Computershare Investor Services LLC Shareholder Services 2 North LaSalle Street Mezzanine Level Chicago, Illinois 60602 800 926.2335 Fax 312 601.4332 www-us.computershare.com (Website address)	Computershare Investor Services LLC Shareholder Services P.O. Box A3504 Chicago, Illinois 60690-3504	Computershare Trust Company of New York Stock Transfer Division Wall Street Plaza 88 Pine Street, 19th Floor New York, New York 10005

Those forwarding stock certificates are advised to use registered, insured mail.

Dividend Reinvestment and Common Stock Purchase Plan Shareholders may have common and/or preferred dividends automatically reinvested in Household common stock and/or make optional cash payments to increase their common stock investment through our dividend reinvestment and common stock purchase plan. Inquiries regarding this no-cost service should be directed to:

Computershare Investor Services LLC
Dividend Reinvestment
P.O. Box A3309
Chicago, Illinois 60690 3309

800 926.2335

Investor Inquiries Security analysts and investment professionals should direct their inquiries to the Vice President Investor Relations at our corporate headquarters, or call 847 564.7369.

Inquiries regarding commercial paper, medium-term notes, senior and senior subordinated debt, preferred securities and thrift notes of Household International and certain of its subsidiaries, including Household Finance Corporation and Household Bank, f.s.b., should be directed to the Vice President Money and Capital Markets at 847 564.6278.

Press releases, annual reports, Form 10-K and other financial information, as well as information about our businesses and products, can be obtained from our Corporate Communications department or by accessing our web site at www.household.com.

Investors can also e-mail us at investor relations @ household.com.

2002 Key Dividend Dates
Ex-Dividend Date:	Record Date:	Payment Date:
February 26	February 28	March 31 - $4.30 Preferred
March 26	March 28	April 15 - Common & 8 1/4 % Preferred and 7.50% Preferred
May 29	May 31	June 30 - 5% & $4.50 Preferred
June 26	June 28	July 15 - Common & 8 1/4 % Preferred and 7.50% Preferred
August 28	August 30	September 30 - $4.30 Preferred
September 26	September 30	October 15 - Common & 8 1/4 % Preferred and 7.50% Preferred
November 26	November 29	December 31 - 5% & $4.50 Preferred
December 27	December 31	January 15, 2002-Common & 8 1/4 % Preferred and 7.50% Preferred

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